UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2011

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Long Term Incentive Compensation

On February 28, 2011, Metropolitan Health Networks, Inc.’s (the “Company”) Board of Directors, based upon the recommendation of the Company’s Compensation Committee, approved the terms and conditions of the Company’s 2011 Long Term Incentive Award Program (the “2011 LTI Program”). The 2011 LTI Program grants, pursuant to the general terms and conditions of the Company’s Omnibus Equity Compensation Plan, varying amounts of stock options and restricted shares of Common Stock (the “Equity Award”) to various executives and employees (the “Plan Participants”).

Each year, the Compensation Committee assigns each of the Plan Participants an equity incentive award amount expressed as a percentage of the participant’s annual base salary for the subject year (the “Equity Percentage”). In setting this Equity Percentage for executives, in addition to competitive market information, the Compensation Committee considers the Company’s operating results and performance, the individual executive’s performance against the individual’s objectives, the percentage of overall share usage attributed to executives and the total number of shares subject to grants relative to the Company’s equity capital structure. The Compensation Committee does not place particular emphasis on any one factor but rather analyzes the appropriateness of awarding long term equity compensation in light of all of these considerations. The table below sets forth the 2011 Equity Percentage for certain of the Plan Participants, namely the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel.

Name and Title	Equity Percentage for 2011
Michael Earley Chief Executive Officer	100%
Roberto J. Sabo Chief Financial Officer	80%
Jose A. Guethon, M.D. Chief Operating Officer	80%
Roberto L. Palenzuela General Counsel	50%

Pursuant to the 2011 LTI Program, the Equity Award will be paid to the executive officers referenced above in March 2011 and will be paid approximately 40% in stock options and approximately 60% in restricted shares of Common Stock.  The stock price used to calculate the Equity Award of each executive officer is the average closing price of our Common Stock for the 30 trading days immediately preceding February 1 (the “Market Price”).

Restricted shares are valued at 100% of the Market Price and stock options are valued at 33% of the Market Price. Both forms of award generally vest ratably on an annual basis over a four year service period and expire after a ten year term. The exercise price for option grants is based on the closing price of our Common Stock on the NYSE Amex on the grant date.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	10.1	Summary Description of 2011 Long Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2011

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel